UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2013
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 21, 2013, Forest City Enterprises, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (the "Trustee"), entered into First Supplemental Indentures (the "Supplemental Indentures") to the certain Indentures, dated as of October 26, 2009 and July 19, 2011 (the "Original Indentures”), under which the Company had previously issued its 5.00% Convertible Senior Notes due 2016 and 4.25% Convertible Senior Notes due 2018, respectively (the "Notes"). The Supplemental Indentures revise the definition of “Fiscal Year” contained in Section 1.01(a) of the Original Indentures. The revised definition of “Fiscal Year” reflects the recently adopted fiscal year end of the Company of December 31. Copies of the Supplemental Indentures are filed as Exhibits 4.1 and 4.2 to this Form 8-K.

Item 9.01 Exhibits.

(d)	Exhibits

Exhibit No.		Description
4.1	—
First Supplemental Indenture, dated as of November 21, 2013, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuer’s 5.00% Convertible Senior Notes due 2016.

4.2	—
First Supplemental Indenture, dated as of November 21, 2013, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuer’s 4.25% Convertible Senior Notes due 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	November 21, 2013	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description
4.1	—
First Supplemental Indenture, dated as of November 21, 2013, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuer’s 5.00% Convertible Senior Notes due 2016.

4.2	—
First Supplemental Indenture, dated as of November 21, 2013, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuer’s 4.25% Convertible Senior Notes due 2018.